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EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

        We consent to the reference to our firm under the caption "Experts" in Amendment No. 1 to the Registration Statement (Form S-3 No. 333-123619), and related Prospectus of Inovio Biomedical Corporation (formerly known as Genetronics Biomedical Corporation) for the registration of 4,121,303 shares of its common stock and to the incorporation by reference therein of our reports dated February 28, 2005, with respect to the consolidated financial statements of Inovio Biomedical Corporation, Inovio Biomedical Corporation management's assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting of Inovio Biomedical Corporation, included in its Annual Report (Form 10-K), filed with the Securities and Exchange Commission.

                      /s/ Ernst & Young, LLP

San Diego, California
May 18, 2005

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  EXHIBIT 23.1
Consent of Independent Registered Public Accounting Firm